SUB-ITEM 77C







Results of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Western Asset
Income Fund was held on May 17, 2016, for the purpose of considering and voting upon the election of Directors.

The following table provides information concerning the matter voted upon at the meeting:


Election of directors

Nominees

No. of Shares
% of Shares
Present
Robert Abeles, Jr.


Affirmative
4,750,912.725
99.040%
Withhold
     46,059.582
0.960%



Anita L. DeFrantz


Affirmative
4,736,265.725
98.734%
Withhold
     60,706.582
1.266%



Avedick B. Poladian


Affirmative
4,759,129.725
99.211%
Withhold
     37,842.582
0.789%



William E.B. Siart


Affirmative
4,739,892.725
98.810%
Withhold
     37,842.582
1.190%



Jaynie Miller Studenmund


Affirmative
4,759,272.725
99.214%
Withhold
     37,699.582
0.398%



Ronald L. Olson


Affirmative
4,751,200.725
99.046%
Withhold
     45,771.582
0.954%



Jane E. Trust


Affirmative
4,758,775.725
9,141,593.900
99.204%
Withhold
     38,196.582
0.796%